Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)

THIS JOINT FILING AGREEMENT is entered into as of April 22, 2022, by and among the parties hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of Class A Common Stock, par value $0.001 per share, of Earthstone Energy, Inc., a Delaware corporation, and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: April 22, 2022	Cypress Investments, LLC

	By:	/s/ Frost W. Cochran
	Name:	Frost W. Cochran
	Title:	Authorized Person

Dated: April 22, 2022	Post Oak Energy Capital, LP

	By:	/s/ Frost W. Cochran
	Name:	Frost W. Cochran
	Title:	Authorized Person

Dated: April 22, 2022	Post Oak Energy Holdings, LLC

	By:	/s/ Frost W. Cochran
	Name:	Frost W. Cochran
	Title:	Authorized Person